Exhibit (c)(6)

Deferred Tax Liability

Wesco's Common Equity Portfolio (All Data as of 1/4/2011)

($ in millions, except per share data)

	Stock	Current Value	Current Deferred Tax Liability	Illustrative Range For Present Value of Deferred Tax Liability			Illustrative Range For Difference Between Current and Present Value					
							Aggregate			Per Wesco Share [3]		
				Low	Mid	High	Low	Mid	High	Low	Mid	High
Coca-Cola	Coca-Cola [1]	$460.2	$146.8	$115.0	$71.2	$21.8	$31.8	$75.6	$125.0	$4.46	$10.62	$17.56
	Sub-Total	**$460.2**	**$146.8**	**$115.0**	**$71.2**	**$21.8**	**$31.8**	**$75.6**	**$125.0**	**$4.46**	**$10.62**	**$17.56**
Other Common Equities	P&G [2]	$405.3	$11.5	$10.9	$9.9	$8.6	$0.5	$1.5	$2.9	$0.08	$0.22	$0.40
	Wells Fargo [2]	400.2	6.1	5.8	5.3	4.6	0.3	0.8	1.5	0.04	0.12	0.21
	Kraft [2]	316.0	(3.4)	(3.3)	(3.0)	(2.6)	(0.2)	(0.5)	(0.9)	(0.02)	(0.06)	(0.12)
	US bancorp [2]	267.6	0.2	0.2	0.2	0.2	0.0	0.0	0.1	0.00	0.00	0.01
	American Express [2]	85.4	23.6	22.4	20.4	17.7	1.1	3.2	5.9	0.16	0.45	0.82
	Johnson & Johnson [2]	9.1	0.1	0.1	0.1	0.1	0.0	0.0	0.0	0.00	0.00	0.00
	Sub-Total	**$1,483.6**	**$38.0**	**$36.2**	**$32.9**	**$28.5**	**$1.8**	**$5.1**	**$9.4**	**$0.25**	**$0.72**	**$1.33**
Gillette	Gillette [2]	n.a.	$116.4	$110.8	$100.7	$87.4	$5.5	$15.7	$28.9	$0.78	$2.20	$4.06
	Sub-Total	**n.a.**	**$116.4**	**$110.8**	**$100.7**	**$87.4**	**$5.5**	**$15.7**	**$28.9**	**$0.78**	**$2.20**	**$4.06**
	Total	**$1,943.8**	**$301.2**	**$262.0**	**$204.8**	**$137.8**	**$39.1**	**$96.4**	**$163.4**	**$5.50**	**$13.54**	**$22.95**

Note: Analysis excludes deferred tax liabilities associated with Goldman Sachs warrants
(1) Assumptions: Low = 5-year holding period at 5.0% discount rate; Mid = 10-year holding period at 7.5% discount rate; High = 20-year holding period at 10.0% discount rate
(2) Assumptions: Low = 1-year holding period at 5.0% discount rate; Mid = 2-year holding period at 7.5% discount rate; High = 3-year holding period at 10.0% discount rate
(3) Based on 7,119,807 shares outstanding as of 11/5/2010
Source: Company management

Greenhill | 1

Deferred Tax Liability

Wesco's Common Equity Portfolio (All Data as of 1/4/2011)

($ in millions, except per share data)

	Stock	Current Value	Current Deferred Tax Liability	Illustrative Range For Present Value of Deferred Tax Liability			Tax Rate Recalculated Based on Present Value		
				Low	Mid	High	Low	Low	High
Coca-Cola	Coca-Cola (1)	$460.2	$146.8	$115.0	$71.2	$21.8	27.4%	17.0%	5.2%
Other Common Equities	P&G (2)	$405.3	$11.5	$10.9	$9.9	$8.6	33.3%	30.3%	26.3%
	Wells Fargo (2)	400.2	6.1	5.8	5.3	4.6	33.3%	30.3%	26.3%
	Kraft (2)	316.0	(3.4)	(3.3)	(3.0)	(2.6)	33.3%	30.3%	26.3%
	usbancorp (2)	267.6	0.2	0.2	0.2	0.2	33.3%	30.3%	26.3%
	American Express (2)	85.4	23.6	22.4	20.4	17.7	33.3%	30.3%	26.3%
	Johnson & Johnson (2)	9.1	0.1	0.1	0.1	0.1	33.3%	30.3%	26.3%
Gillette	Gillette (2)	n.a.	$116.4	$110.8	$100.7	$87.4	33.3%	30.3%	26.3%

Note: Analysis excludes deferred tax liabilities associated with Goldman Sachs warrants
(1) Assumptions: Low = 5-year holding period at 5.0% discount rate; Mid = 10-year holding period at 7.5% discount rate; High = 20-year holding period at 10.0% discount rate
(2) Assumptions: Low = 1-year holding period at 5.0% discount rate; Mid = 2-year holding period at 7.5% discount rate; High = 3-year holding period at 10.0% discount rate
Source: Company management

Greenhill | 2